Exhibit 10.70

Chordiant Software, Inc.
2005 Equity Incentive Plan

Stock Option Grant Notice And Agreement

For Non-U.S. Employees

Chordiant Software, Inc. (the “Company”), pursuant to its 2005 Equity Incentive Plan (the “Plan”), hereby grants to the Optionholder an option to purchase the number of shares of the Company’s Common Stock set forth below.  This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement (including any appendix to the Stock Option Agreement for the Optionholder’s country (the “Appendix”)), and the Plan (including any sub-plan for the Optionholder’s country (the “Sub-Plan”)), both of which are attached hereto and incorporated herein in their entirety.

Optionholder:	%%FIRST_NAME%-% %%LAST_NAME%-%

Address:	%%ADDRESS_LINE_1%-%
%%ADDRESS_LINE_2%-%
%%ADDRESS_LINE_3%-%
%%CITY%-%, %%STATE%-% %%ZIPCODE%-%
%%COUNTRY%-%

Date of Grant:	%%OPTION_DATE%-%
Vesting Commencement Date:	%%VEST_BASE_DATE%-%
Type of Grant	NONSTATUTORY STOCK OPTION
Option Number:	%%OPTION_NUMBER%-%

Number of Shares Subject to Option:	%%TOTAL_SHARES_GRANTED%-%
Exercise Price (Per Share):	%%OPTION_PRICE%-%
Total Exercise Price:	%%TOTAL_OPTION_PRICE%-%
Exercise Schedule:	Same as vesting schedule below
Payment:	By any method set forth in the Stock Option Agreement
and/or the Appendix

Shares in each period will become fully vested on the date shown.  Notwithstanding the foregoing, vesting will terminate upon the Optionholder’s termination of Continuous Service, as described in Section 10(l) of the Stock Option Agreement.

Shares	Vest Type	Full Vest	Expiration
%%SHARES_PERIOD1%-%	%%VEST_TYPE_PERIOD1%-%	%%VEST_DATE_PERIOD1%-%	%%EXPIRE_DATE_PERIOD1%-%
%%SHARES_PERIOD2%-%	%%VEST_TYPE_PERIOD2%-%	%%VEST_DATE_PERIOD2%-%	%%EXPIRE_DATE_PERIOD2%-%
%%SHARES_PERIOD3%-%	%%VEST_TYPE_PERIOD3%-%	%%VEST_DATE_PERIOD3%-%	%%EXPIRE_DATE_PERIOD3%-%
%%SHARES_PERIOD4%-%	%%VEST_TYPE_PERIOD4%-%	%%VEST_DATE_PERIOD4%-%	%%EXPIRE_DATE_PERIOD4%-%
%%SHARES_PERIOD5%-%	%%VEST_TYPE_PERIOD5%-%	%%VEST_DATE_PERIOD5%-%	%%EXPIRE_DATE_PERIOD5%-%
%%SHARES_PERIOD6%-%	%%VEST_TYPE_PERIOD6%-%	%%VEST_DATE_PERIOD6%-%	%%EXPIRE_DATE_PERIOD6%-%
%%SHARES_PERIOD7%-%	%%VEST_TYPE_PERIOD7%-%	%%VEST_DATE_PERIOD7%-%	%%EXPIRE_DATE_PERIOD7%-%
%%SHARES_PERIOD8%-%	%%VEST_TYPE_PERIOD8%-%	%%VEST_DATE_PERIOD8%-%	%%EXPIRE_DATE_PERIOD8%-%
%%SHARES_PERIOD9%-%	%%VEST_TYPE_PERIOD9%-%	%%VEST_DATE_PERIOD9%-%	%%EXPIRE_DATE_PERIOD9%-%
%%SHARES_PERIOD10%-%	%%VEST_TYPE_PERIOD10%-%	%%VEST_DATE_PERIOD10%-%	%%EXPIRE_DATE_PERIOD10%-%

Additional Terms/Acknowledgements:  By accepting this option, the Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Stock Option Agreement (including any Appendix), the Plan (including any Sub-Plan) and the Plan Prospectus.  Optionholder further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Stock Option Agreement (including any Appendix) and the Plan (including any Sub-Plan) set forth the entire understanding between Optionholder and the Company with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionholder with respect to the subject matter hereof.

Exhibit 10.70

Attachment I

Chordiant Software, Inc.
2005 Equity Incentive Plan

Stock Option Agreement

For Non-U.S. Employees

Pursuant to your Stock Option Grant Notice (the “Grant Notice”) and this Stock Option Agreement, including any appendix for your country (the “Appendix”), Chordiant Software, Inc. (the “Company”) has granted you an option under its 2005 Equity Incentive Plan, including any sub-plan for your country (the “Sub-Plan”) (collectively, the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice.  Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your Option are as follows:

1. Vesting.  Subject to the limitations contained herein, your Option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service, as described in Section 10(l) below.

2. Number of Shares and Exercise Price.  The number of shares of Common Stock subject to your Option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments.

3. Exercise Restriction for Non-Exempt Employees.  In the event that you are an Employee eligible for overtime compensation under the U.S. Fair Labor Standards Act of 1938, as amended (i.e., a “Non-Exempt Employee”), you may not exercise your option until you have completed at least six (6) months of Continuous Service measured from the Date of Grant specified in your Grant Notice, notwithstanding any other provision of your option.  Notwithstanding the foregoing, consistent with the provisions of the U.S. Worker Economic Opportunity Act, upon your death or Disability, or upon a Corporate Transaction or a Change in Control in which the vesting of your option accelerates, your option, to the extent then vested, may be exercised earlier than six (6) months following the Date of Grant.  The foregoing provision is intended to operate so that any income derived by a Non-Exempt Employee in connection with the exercise or vesting of this option will be exempt from his or her regular rate of pay.

4. Method of Payment. Payment of the exercise price is due in full upon exercise of all or any part of your Option. You may elect to make payment of the exercise price in cash or by check or by one or more of the following:

(a) In the Company’s sole discretion at the time your Option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

(b) Subject to the consent of the Company at the time of exercise, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise of your Option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from you to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided further, however, that shares of Common Stock will no longer be outstanding under your Option and will not be exercisable thereafter to the extent that (i) shares are used to pay the exercise price pursuant to the “net exercise,” (ii) shares are delivered to you as a result of such exercise, and (iii) shares are withheld to satisfy the Tax-Related Items (as defined in Section 11 below).

5. Whole Shares.  You may exercise your Option only for whole shares of Common Stock.

6. Securities Law Compliance.  Notwithstanding anything to the contrary contained herein, you may not exercise your Option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your Option also must comply with other applicable laws and regulations governing your Option, and you may not exercise your Option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

7. Term.  You may not exercise your Option before the commencement of its term or after its term expires. The term of your Option commences on the Date of Grant and expires upon the earliest of the following:

(a) immediately upon the termination of your Continuous Service (as described in Section 10(l) below) for Cause;

(b) three (3) months after the termination of your Continuous Service for any reason other than Cause, Disability or death, provided that if during any part of such three (3) month period you may not exercise your Option solely because of the condition set forth in the preceding paragraph relating to “Securities Law Compliance,” your Option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service (as described in Section 10(l) below);

(c) twelve (12) months after the termination of your Continuous Service due to your Disability;

(d) eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates for any reason other than Cause;

(e) the Expiration Date indicated in your Grant Notice; or

(f) the day before the tenth (10th) anniversary of the Date of Grant.

8. Exercise. You may exercise the vested portion of your Option during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price and any Tax-Related Items (as defined in Section 11 below) to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

9. Transferability.

(a) Restrictions on Transfer.  Your Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during your lifetime only by you; provided, however, that the Board may, in its sole discretion, permit transfer of your Option in a manner that is not prohibited by applicable tax and securities laws upon your request.

(b) Domestic Relations Orders.  Notwithstanding the foregoing, your Option may be transferred pursuant to a domestic relations order (or equivalent order under local law).

10. Nature of Grant.  In accepting the Option, you acknowledge that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;

(c) all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;

(d) your participation in the Plan shall not create a right to further employment with your employer (the “Employer”) and shall not interfere with the ability of the Employer to terminate your employment or service relationship at any time;

(e) you are voluntarily participating in the Plan;

(f) the Option and the shares of Common Stock subject to the Option are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of your employment or service contract, if any;

(g) the Option and the shares of Common Stock subject to the Option are not intended to replace any pension rights or compensation;

(h) the Option and the shares of Common Stock subject to the Option are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Affiliate;

(i) the Option grant and your participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or any Affiliate;

(j) the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty;

(k) in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of your Continuous Service (for any reason whatsoever and whether or not in breach of local labor laws) and you irrevocably release the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, you shall be deemed irrevocably to have waived your entitlement to pursue such claim;

(l) in the event of termination of your Continuous Service (whether or not in breach of local labor laws), your right to receive or vest in the Option under the Plan, if any, will terminate effective as of the date that you are no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of termination of your Continuous Service (whether or not in breach of local labor laws), your right to exercise the Option after termination of your Continuous Service, if any, will be measured by the date of termination of your active employment and will not be extended by any notice period mandated under local law; the Board shall have the exclusive discretion to determine when you are no longer actively employed for purposes of your Option grant; and

(m) the Option and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.

11. Tax Obligations.

(a) Regardless of any action the Company or the Employer takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer.  You further acknowledge that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of shares of Common Stock acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result.  You shall not make any claim against the Company, its Officers, Directors, Employees or Affiliates related to Tax-Related Items.  Further, if you have become subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable event, you acknowledge that the Company and/or the Employer (or your former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Prior to any relevant taxable or tax withholding event, as applicable, you will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)	withholding from your wages or other cash compensation paid to you by the Company and/or the Employer;

(ii)
withholding from proceeds of the sale of shares of Common Stock acquired upon exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization); or

(iii)	withholding in shares of Common Stock to be issued upon exercise of the Option.

To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates.  If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, you are deemed to have been issued the full number of shares of Common Stock subject to the exercised portion of the Option, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of your participation in the Plan.

Finally, you shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described.

(c) You may not exercise your Option if you fail to comply with your obligations in connection with the Tax-Related Items.  Accordingly, you may not be able to exercise your Option when desired even though your Option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock unless you comply with your obligations in connection with the Tax-Related Items.

12. No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Common Stock.  You are hereby advised to consult with your own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

13. Data Privacy.  You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in the Grant Notice, this Stock Option Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and any Affiliate for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all Options or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

You understand that Data will be transferred to E*TRADE, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan.  You understand that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country.  You understand that you may request a list with the names and addresses of any potential recipients of Data by contacting your local human resources representative.  You authorize the Company, E*TRADE and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan.  You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan.  You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative.  You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan.  For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

14. Language.  If you have received this Stock Option Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

15. Notices. Any notices provided for in connection with your Option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

16. Electronic Delivery and Participation.  The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan by electronic means or to request your consent to participate in the Plan by electronic means.  You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or third party designated by the Company.

17. Governing Plan Document.  Your Option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Option and those of the Plan, the provisions of the Plan shall control.

18. Other Documents.  You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus.  In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

19. Effect on Other Employee Benefit Plans.  The value of the Option subject to this Stock Option Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

20. Choice of Law and Venue.  The interpretation, performance and enforcement of this Stock Option Agreement will be governed by the law of the state of Delaware without regard to such state’s conflict of laws rules.  For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Stock Option Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

21. Compliance with Section 409A of the Code. This Option is intended to comply with Treasury Regulation Section 1.409A-1(b)(5)(i)(A).  However, you understand that this Option complies with such regulation only if (among other requirements) the exercise price per share specified in the Grant Notice is at least equal to the Fair Market Value per share of Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with the Option.  Each installment of shares of Common Stock that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

22. Severability. The provisions of this Stock Option Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

23. Appendix. Notwithstanding any provisions in this Stock Option Agreement, the Option grant shall be subject to any special terms and conditions set forth in any Appendix to this Stock Option Agreement for your country.  Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.  The Appendix constitutes part of this Stock Option Agreement.

24. Imposition of Other Requirements.  The Company reserves the right to impose other requirements on your participation in the Plan, on the Option and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Exhibit 10.70

Appendix

Chordiant Software, Inc.
2005 Equity Incentive Plan

Stock Option Agreement
For Non-U.S. Employees

Terms and Conditions

This Appendix includes special terms and conditions applicable to Optionholders in the countries covered by the Appendix.  These terms and conditions are in addition to or, if so indicated, in place of, the terms and conditions set forth in the Stock Option Agreement.  Defined terms not explicitly defined in this Appendix but defined in the Plan or the Stock Option Agreement shall have the same definitions as in the Plan or the Stock Option Agreement, as the case may be.

Notifications

This Appendix also includes notifications relating to exchange control and other issues of which the Optionholder should be aware with respect to his or her participation in the Plan.  The information is based on the exchange control, securities and other laws in effect in the countries to which this Appendix refers as of October 2008.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that the Optionholder not rely on the notifications herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Option is exercised or the shares of Common Stock purchased upon exercise of the Option are sold.

In addition, the notifications are general in nature and may not apply to the particular situation of the Optionholder.  The Company is not in a position to assure the Optionholder of any particular result.  Accordingly, each Optionholder is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation.  Finally, if the Optionholder is a citizen or resident of a country other than the one in which he or she is currently working, the information contained herein may not be applicable to the Optionholder.

Exhibit 10.70

Appendix for Canada

Chordiant Software, Inc.
2005 Equity Incentive Plan

Stock Option Agreement
For Non-U.S. Employees

Terms and Conditions

Method of Payment.  Notwithstanding anything to the contrary in the Plan, you are prohibited from delivering to the Company (either by actual delivery or attestation) shares of Common Stock that you already own to pay the exercise price of the Option.

The following provisions will also apply to Optionholders who are residents of Quebec:

Language Consent. The parties acknowledge that it is their express wish that the Stock Option Agreement, including this Appendix, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement relatif à la langue utilisée.  Les parties reconnaissent avoir souhaité expressément que la convention («Stock Option Agreement») ainsi que cette Annexe, ainsi que tous les documents, les notices et la documentation juridique fournis ou mis en œuvre ou institués directement ou indirectement, relativement aux présentes, soient rédigés en anglais.

Data Privacy.  This provision supplements Section 13 of the Stock Option Agreement:

You hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan.  You further authorize the Company, any of its Affiliates and E*TRADE (or any other stock plan service provider as may be selected by the Company to assist with the Plan) to disclose and discuss the Plan with their respective advisors.  You further authorize the Company and any of its Affiliates to record such information and to keep such information in your employee file.

Exhibit 10.70

Appendix for Germany

Chordiant Software, Inc.
2005 Equity Incentive Plan

Stock Option Agreement
For Non-U.S. Employees

Notifications

Exchange Control Notification.  Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank.  If you use a German bank to transfer a cross-border payment in excess of €12,500 in connection with the purchase or sale of shares of Common Stock acquired under the Plan, the bank will make the report for you.  You must also report to the German Federal Bank any receivables or payables or debts in foreign currency exceeding an amount of €5,000,000 in any month.

Exhibit 10.70

Appendix for the Netherlands

Chordiant Software, Inc.
2005 Equity Incentive Plan

Stock Option Agreement
For Non-U.S. Employees

Notifications

Securities Law Notification. You should be aware of Dutch insider trading rules which may impact the sale of shares of Common Stock acquired under the Plan.  In particular, you may be prohibited from effecting certain transactions if you have insider information regarding the Company.

In accepting the Option and participating in the Plan, you acknowledge having read and understood this Securities Law Notification and further acknowledge that it is your responsibility to comply with the following Dutch insider trading rules:

Under Article 46 of the Act on the Supervision of the Securities Trade 1995, anyone who has “inside information” related to the Company is prohibited from effectuating a transaction in securities in or from the Netherlands.  “Inside information” is knowledge of a detail concerning the issuer to which the securities relate that is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price.

Given the broad scope of the definition of inside information, certain employees of the Company working at an Affiliate in the Netherlands (including you) may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when they have such inside information.

Exhibit 10.70

Appendix for Poland

Chordiant Software, Inc.
2005 Equity Incentive Plan

Stock Option Agreement
For Non-U.S. Employees

Notifications

Exchange Control Notification. If you transfer funds in excess of €15,000 into or out of Poland in connection with the purchase or sale of shares of Common Stock acquired under the Plan, the funds must be transferred via a bank account.  You are required to retain the documents connected with a foreign exchange transaction for a period of five (5) years, as measured from the end of the year in which such transaction occurred.  If you hold shares of Common Stock acquired under the Plan and/or keep a bank account abroad, you will have reporting duties to the National Bank of Poland. Please consult with your personal legal advisor to determine what you must do to fulfill any applicable reporting duties.

Exhibit 10.70

Appendix for Russia

Chordiant Software, Inc.
2005 Equity Incentive Plan

Stock Option Agreement
For Non-U.S. Employees

Notifications

Exchange Control Notification. If you remit funds out of Russia to pay the exercise price, the funds must be remitted from a foreign currency account opened in your name at an authorized bank in Russia.  This requirement does not apply if you pay the exercise price pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds, because in this case there is no remittance of funds out of Russia.

Regardless of what method of payment you use to pay the exercise price, you must repatriate to Russia the proceeds from the sale of shares of Common Stock and any cash dividends received in relation to the shares within a reasonably short time of receipt.  The sale proceeds and any cash dividends received must be initially credited to you through a foreign currency account opened in your name at an authorized bank in Russia.  After the funds are initially received in Russia, they may be further remitted to foreign banks subject to the following limitations: (i) the foreign account may be opened only for individuals; (ii) the foreign account may not be used for business activities; and (iii) you must give notice to the Russian tax authorities about the opening or closing of each foreign account within one month of the account opening or closing, as applicable.

Securities Law Notification. The Stock Option Agreement, the Plan and all other materials you may receive regarding your Option and participation in the Plan do not constitute advertising or an offering of securities in Russia.  The issuance of shares of Common Stock under the Plan has not and will not be registered in Russia and, therefore, the shares of Common Stock described in any Plan documents may not be offered or placed in public circulation in Russia.

In no event will shares of Common Stock be delivered to you in Russia; all shares of Common Stock acquired under the Plan will be maintained on your behalf in the United States.

You are not permitted to sell shares of Common Stock directly to a Russian legal entity or resident.

Exhibit 10.70

Appendix for Spain

Chordiant Software, Inc.
2005 Equity Incentive Plan

Stock Option Agreement
For Non-U.S. Employees

Terms and Conditions

Nature of Grant. This provision supplements Section 10 of the Stock Option Agreement:

In accepting the Option, you consent to participate in the Plan and acknowledge having received and read a copy of the Plan.

Further, you understand that the Company has unilaterally, gratuitously and discretionally decided to grant options under the Plan to individuals who may be employees of the Company or one of its Affiliates throughout the world.  The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any of its Affiliates.  Consequently, you understand that the Option is granted on the assumption and condition that such Option and any shares of Common Stock acquired upon exercise of the Option shall not become a part of any employment contract (either with the Company or any of its Affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever.  In addition, you understand that the Option would not granted but for the assumptions and conditions referred to above; thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of the Option shall be null and void.

Notifications

Exchange Control Notification. You must declare the acquisition of shares of stock in a foreign company (including shares of Common Stock purchased upon exercise of the Option) to the Direccion General de Política Comercial y de Inversiones Extranjeras (the “DGPCIE”) of the Ministerio de Economia for statistical purposes.  You must also declare ownership of any shares of stock in a foreign company (including shares of Common Stock purchased upon exercise of the Option) with the Directorate of Foreign Transactions each January while the shares of stock are owned.  In addition, if you wish to import the ownership title of shares of stock in a foreign company (including shares of Common Stock purchased upon exercise of the Option) (i.e., stock certificates) into Spain, you must declare the importation of such securities to the DGPCIE.

When receiving foreign currency payments derived from the ownership of shares of stock (including shares of Common Stock purchased upon exercise of the Option) (e.g., cash dividends or sale proceeds), you must inform the financial institution receiving the payment of the basis upon which such payment is made.  You will need to provide the institution with the following information: (i) your name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) any further information that may be required.

Exhibit 10.70

Appendix for the United Kingdom

Chordiant Software, Inc.
2005 Equity Incentive Plan

Stock Option Agreement
For Non-U.S. Employees

Terms and Conditions

Tax Obligations.  This section supplements Section 11 of the Stock Option Agreement:

If payment or withholding of the Tax-Related Items is not made within ninety (90) days of the event giving rise to the Tax-Related Items or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected Tax-Related Items shall constitute a loan owed by you to the Employer, effective as of the Due Date.  You agree that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue & Customs (“HMRC”), it shall be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 11 of the Stock Option Agreement.  Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), you shall not be eligible for a loan from the Company to cover the Tax-Related Items.  In the event that you are a director or executive officer and Tax-Related Items are not collected from or paid by you by the Due Date, the amount of any uncollected Tax-Related Items will constitute a benefit to you on which additional income tax and national insurance contributions (“NICs”) will be payable.  You will be responsible for reporting any income tax and NICs due on this additional benefit directly to HMRC under the self-assessment regime.

Exhibit 10.70

Attachment II

Chordiant Software, Inc.
2005 Equity Incentive Plan